EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of East Coast Ethanol, LLC of our report dated June 6, 2008 and Florida Ethanol, LLC, Mid-Atlantic Ethanol, LLC and Atlantic Ethanol, LLC on our reports dated January 28, 2008 relating to our audits of the financial statements of each respective company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

HEIN& ASSOCIATES LLP

Denver, Colorado
June 6, 2008